UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934


 Date of Report (Date of Earliest Event Reported)  December 10, 2003


               AEI INCOME & GROWTH FUND 25 LLC
   (Exact Name of Registrant as Specified in its Charter)

                      State of Delaware
      (State or other Jurisdiction of Incorporation or
                        Organization)




          333-99677                     75-3074973
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


  30 East 7th Street, Suite 1300, St. Paul, Minnesota 55101
          (Address of Principal Executive Offices)


                       (651) 227-7333
    (Registrant's telephone number, including area code)


    (Former name or former address, if changed since last
                           report)

Item 2.   Acquisition or Disposition of Assets.

       On December 10, 2003, the Limited Liability Company (the Company) purchased a 75% interest in a Tia's Tex-Mex restaurant in Brandon, Florida from Specialty Restaurants Group, LLC. The total cash purchase price of the land and building was approximately $3,000,000. The remaining interest in the property was purchased by AEI Accredited Investor Fund 2002 Limited Partnership, an affiliate of the Company. Specialty Restaurants Group, LLC is not affiliated with the Company.

       The cash, used in purchasing the property, was from the proceeds of sale of LLC Units.

Item 7. Financial Statements and Exhibits.

        (a)  Financial  statements of businesses acquired  -
             Not Applicable.

        (b) On December 10, 2003, the Company purchased its 75% interest in the property for $2,250,000. The property was acquired with cash which was provided from proceeds of sale of LLC Units. A limited number of proforma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

             Assuming the Company had acquired the property on September 11, 2003 (date the Company commenced operations), the Company's Investments in Real Estate would have increased by $2,250,000 and its Current Assets
             (cash) would have decreased by $2,250,000.

             Income for the Company would have increased from $11,010 to $23,760 for the period ended
             September 30, 2003 if the Company had owned the property during the period.

             Depreciation Expense would have increased by $2,345 for the period ended September 30, 2003.

             The net effect of these proforma adjustments would have caused Net Income to increase from $7,256 to $17,661, which would have resulted in Net Income of $8.11 per LLC Unit outstanding for the period ended September 30, 2003.

        (c)  Exhibits

              Exhibit 10.1 - Assignment of Purchase Agreement
                             dated November 12, 2003  between
                             the Company   and    AEI    Fund
                             Management,  Inc.  relating   to
                             the   Property  at  144  Brandon
                             Town   Center  Drive,   Brandon,
                             Florida     (incorporated     by
                             reference  to  Exhibit  10.1  of
                             Form  10-QSB filed November  14,
                             2003).

              Exhibit 10.2 - Net   Lease   Agreement    dated
                             December   10, 2003 between  the
                             Company, AEI Accredited Investor
                             Fund  2002 Limited  Partnership
                             and  Tia's Florida, LLC relating
                             to  the Property at 144  Brandon
                             Town  Center    Drive,  Brandon,
                             Florida.


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AEI INCOME & GROWTH FUND 25 LLC

                              By: AEI Fund Management XXI, Inc.
                              Its:  Managing Member


Date:  December 18, 2003      /s/ Patrick  W Keene
                              By: Patrick W. Keene
                              Its:Chief Financial Officer